UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 12, 2020

Lepota Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-198808	47-1549749
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1703B, Zhongzhou Building, No. 3088 Jintian Road, Futian District Shenzhen City, Guangdong Province People’s Republic of China	518000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +86 0755 8325-7679

Room 1906, Zhongzhou Building, No. 3088 Jintian Road, Futian District,

Shenzhen City, Guangdong Province, People’s Republic of China

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

JUMPSTART OUR BUSINESS STARTUPS ACT

Lepota, Inc. (“we”, “us”, “our”, “LEPX” or the “Company”) qualifies as an “emerging growth company” as defined in Section 101 of the Jumpstart our Business Startups Act (the “JOBS Act”) as we do not have more than $1,070,000,000 in annual gross revenue and did not have such amount as of July 31, 2019 our last fiscal year. We are electing to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act.

We may lose our status as an emerging growth company on the last day of our fiscal year during which (i) our annual gross revenue exceeds $1,070,000,000 or (ii) we issue more than $1,000,000,000 in non-convertible debt in a three-year period. We will lose our status as an emerging growth company if at any time we are deemed to be a large accelerated filer. We will lose our status as an emerging growth company on the last day of our fiscal year following the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement.

As an emerging growth company, we are exempt from Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) and Section 14A(a) and (b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such sections are provided below:

Section 404(b) of the Sarbanes-Oxley Act requires a public company’s auditor to attest to, and report on, management’s assessment of its internal controls.

Sections 14A(a) and (b) of the Exchange Act, implemented by Section 951 of the Dodd-Frank Act, require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation.

As long as we qualify as an emerging growth company, we will not be required to comply with the requirements of Section 404(b) of the Sarbanes-Oxley Act and Section 14A(a) and (b) of the Exchange Act.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Because they discuss future events or conditions, forward-looking statements may include words such as “anticipate,” “believe,” “estimate,” “intend,” “could,” “should,” “would,” “may,” “seek,” “plan,” “might,” “will,” “pursue,” “expect,” “predict,” “project,” “goals,” “strategy,” “future,” “likely,” “forecast,” “potential,” “continue,” negatives thereof or similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding future acquisition or merger targets, business strategies, macro-economic and sector-specific trends, future cash flows, financing plans, plans and objectives of management and any other statements which are not statements of historical facts.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual future results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, inability to successfully conclude acquisitions of target companies or assets which are reasonably capable of generating positive cash flow in the near future, legal and regulatory changes in the jurisdictions in which we operate, volatility or decline in our stock price, potential fluctuation of our quarterly and annual financial and operational results, rapid adverse changes in markets, decline in demand for our goods and services, insufficient revenues to cover our operating costs and such other factors as discussed throughout this Current Report on Form 8-K.

Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.01 Entry into a Material Definitive Agreement.

On August 12, 2020 (the “Closing Date”), the Company entered into a Share Exchange Agreement (the “Exchange Agreement”), with Mu Yan Technology Holding Co., Ltd, a limited liability company incorporated in Samoa (“Mu Yan Samoa”), and shareholders who together own shares constituting 100% of the issued and outstanding shares of Mu Yan Samoa and listed in Annex I to the Exchange Agreement (the “Sellers”). Pursuant to the terms of the Exchange Agreement, the Sellers transferred to the Company all of their shares of Mu Yan Samoa in exchange for the issuance of 300,000,000 shares (the “Shares”) of the Company’s common stock (the “Acquisition”). The transaction has been accounted for as a recapitalization of the Company, whereby Mu Yan Samoa is the accounting acquirer. As a result of the Acquisition, the Company is now a holding company, is engaged in providing products and services in offline marketing and advertising industry, including developing and selling our Mobile Advertising Backpack with programmable screen.

Immediately after completion of such share exchange on August 12, 2020, the Company had a total of 307,430,000 issued and outstanding shares of common stock, with authorized share capital for common share of 500,000,000.

Consequently, the Company has ceased to fall under the definition of shell company as define in Rule 12b-2 under the Exchange Act of 1934, as amended (the “Exchange Act”) and Mu Yan Samoa is now a wholly owned subsidiary.

The Exchange Agreement contains a number of representations and warranties made by the Company, on the one hand, and Mu Yan Samoa and the Sellers on the other hand, made solely for the benefit of the other, which in certain cases are subject to specified exceptions and qualifications contained in the Exchange Agreement or in information provided pursuant to certain disclosure schedules to the Exchange Agreement. The representations and warranties are customary for transactions similar to the Acquisition.

The obligation of the parties to complete the Acquisition is subject to the fulfilment (or, in some cases, the waiver) of certain closing conditions, including but not limited to:

●	the approval of the Exchange Agreement and the transactions contemplated thereby by the Company’s board of directors and stockholders;

●	all necessary consents from government authorities and third parties have been obtained; and

●	no adverse effect has occurred to any party as of the Closing.

A copy of the Exchange Agreement is incorporated herein by reference and is filed as Exhibit 2.1 to this Current Report on Form 8-K. The description of the transactions contemplated by the Exchange Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibits filed herewith and incorporated by this reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On the Closing Date, the Company consummated the transactions contemplated by the Exchange Agreement, pursuant to which the Company acquired 100% of the issued and outstanding shares of stock of Mu Yan Samoa from the Sellers, in exchange for the issuance in the aggregate of 300,000,000 shares of the Company’s common stock to the Sellers (representing approximately 98% of the Company’s outstanding common stock upon issuance), resulting in Mu Yan Samoa becoming the Company’s wholly-owned subsidiary. For federal income tax purposes, it is intended that the Acquisition qualify as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended. The acquisition was accounted for as a recapitalization effected by a share exchange, wherein Mu Yan Samoa is considered the acquirer for accounting and financial reporting purposes.

As a result of the acquisition of all the issued and outstanding shares of Mu Yan Samoa, we have now assumed Mu Yan Samoa’s business operations as our own.

FORM 10 DISCLOSURE

As mentioned in Item 1.01, on August 12, 2020, the Company acquired Mu Yan Samoa in a Reverse Merger business combination transaction. As the Company was formerly a shell company prior to such acquisition and is now entering into a business combination, other than a business combination with a shell company, as those terms are defined in Rule 12b-2 under the Exchange Act, according to Item 2.01(f) of Form 8-K, the Company is required to disclose the information that would be required if the Company were filing a general form for registration of securities under the Exchange Act on Form 10.

We hereby provide below information that would be included in a Form 10 registration statement.

Description of Business

Business

Business Overview

The Company is a US holding company incorporated in Nevada on December 9, 2013, which operates through the Company’s wholly owned subsidiary Mu Yan Technology Holding Co., Ltd. (“Mu Yan Samoa”), a company incorporated under the laws of Samoa on April 2, 2020. The Company’s entire business, including operations, employees, sales and marketing and research and development, are all conducted within the PRC.

The following is the organization structure of Mu Yan Samoa along with ownership detail and its subsidiaries:

Mu Yan Samoa was incorporated in Samoa on April 2, 2020. It is 100% owned by Lepota, Inc. Please see Item 1.01 of this Current Report on Form 8-K for a full description of the acquisition of Mu Yan Samoa by Lepota, Inc.

Mu Yan (Hong Kong) Technology Co., Ltd. (“Mu Yan HK”), was established in the Hong Kong Special Administrative Region (“HKSAR”) of the People’s Republic of China (the “PRC”) on January 10, 2020. It is 100% owned by Mu Yan Samoa.

Mu Yan (Shenzhen) Media Technology Co., Ltd. (“Mu Yan WFOE”) was established as a wholly foreign owned enterprise on June 10, 2020 in Shenzhen City, Guangdong province, under the laws of the PRC. It is 100% owned by Mu Yan HK.

Mu Yan (Shenzhen) Digital Technology Co., Ltd. (“Mu Yan Shenzhen”) was incorporated on September 30, 2019 registered in Shenzhen City, Guangdong province, under the laws of the PRC. It is 100% owned by Mu Yan WFOE.

We are a technology company developing and selling our Mobile Advertising Backpack, called Huobaobao, with programmable screen for the marketing and advertising industry. We sell our backpacks to consumers in the PRC and worldwide and display advertisement content to target customers through backpack advertising screen. The Huobaobao can display a variety of content, from videos to photos to text.

Industry and Market Overview

Currenty we only sell our products within the PRC, and we have intentions to sell internationally. The advertising market in the PRC is approximately $100 billion per year in revenue, compared to approximately $5.6 trillion worldwide. The proportion of advertising revenue to total GDP in China is 0.84 percent, compared to 1.5 to 2 percent in developed economies. We believe that the advertising business in China has substantial room for growth.

Corporate Structure

The Company’s subsidiaries are summarized as follows:

Name of the subsidiary	Place and date of incorporation	Principal activities

Mu Yan Technology Holding Co., Ltd.	Samoa, April 2, 2020	Investment holding company

Mu Yan (Hong Kong) Technology Co., Ltd.	HKSAR, January 10, 2020	Investment holding company

Mu Yan (Shenzhen) Media Technology Co., Ltd.	PRC, June 10, 2020	Investment holding company

Mu Yan (Shenzhen) Digital Technology Co., Ltd.	PRC, September 30, 2019	Consumer electronics and advertising

Company Background and Timeline

Lepota, Inc. (the “Company” or “we”) was incorporated under the laws of the State of Nevada on December 9, 2013, initially for the purpose of importing cosmetics into the Russian Federation. The Company has not since incorporation identified a viable business model or engaged in any business, and we have been a shell company since incorporation.

Our wholly owned subsidiary, Mu Yan Samoa was incorporated in Samoa on April 2, 2020. The primary business of Mu Yan Samoa is to own the business operation located in the People’s Republic of China (“China” or the “PRC”) and carried out by Mu Yan Shenzhen, related to products and services in offline marketing and advertising industry, including developing and selling our Mobile Advertising Backpack with a programmable screen.

Restructuring

On the Closing Date, we entered into a Share Exchange Agreement (the “Exchange Agreement”), with Mu Yan Samoa and shareholders who together own shares constituting 100% of the issued and outstanding shares of Mu Yan Samoa. Pursuant to the terms of the Exchange Agreement, the Sellers transferred to the Company all of their shares in Mu Yan Samoa in exchange for the issuance of 300,000,000 shares of our common stock.

Our Services and Products

Graphic rendering of our Huobaobao backpack being worn by our customers.

We sell our Mobile Advertising Backpack, called Huobaobao, with a programmable screen for the marketing and advertising industry. We are currently selling the third iteration of our Huobaobao backpack. The Huobaobao backpack includes a SIM card, and advertising content that is developed in partnership with our advertising partners and our internal team are sent online from our platform servers to the backpack and played in real time. The backpack includes a GPS navigation card which allows advertisers to localize and geotarget advertisements to their target consumers. The ads are distributed on the backs of our customers and are viewed by a wide variety of individuals in a wide variety of physical places within China. According to internal Company data, the Huobaobao backpack is viewed by an average of 4.2 people for every fifteen-second advertisement that is broadcast on its screen, an increase of effectiveness which is two hundred times that of traditional leaflets and five times that of elevator ads.

We hire the best quality third-party manufacturing partners to manufacture our Huobaobao backpacks. We believe outsourcing to third parties allows us to maximize our capacity and maintain flexibility, while reducing capital expenditures and improve our product upgrades.

From January 1, 2020 to March 31, 2020, we have sold more than 7,000 Huobaobao backpacks into the Chinese market, and we believe monthly sales will increase over time to average 4,000 to 5,000 units per month in our initial months of operation. The Huobaobao backpack will play fifty different advertisements per day, each of which last approximately fifteen seconds apiece. Each Huobaobao backpack includes a power bank which can allow the backpack to run content for as little as four hours and as much as twelve hours.

Sales and marketing

We typically sell our Huobaobao backpacks to resellers, who can be individuals or companies, who then resell the backpacks to consumers across China. The Company does not currently have a website on which to market its products, but we are in the process of building a website to feature Huobaobao backpacks. We are currently interviewing marketing agencies to assist with brand development, but we currently do not rely heavily on advertising to sell our backpacks.

It is our goal to sell 60,000 Huobaobao backpacks in calendar year 2020.

Our Competitive Strengths

Whereas traditional leaflet advertising and elevator advertising in China is limited in reach, intrusive, traditional and monotonous, advertisements and content on our Huobaobao backpacks are viewed in myriad settings, are iconic and inherently amusing, and the displays on the backpack screen can be in the form of video, photos or text. We enjoy first-mover advantage in an exciting new advertising category in China.

According to internal Company data, the Huobaobao backpack is viewed by an average of 4.2 people for every fifteen-second advertisement that is broadcast on its screen, an increase of effectiveness which is two hundred times that of traditional leaflets and five times that of elevator ads.

We have a professional and experienced senior management team with a proven track record. By combining our management’s capability in implementing growth strategies and our in-depth knowledge in the offline marketing and advertising industry, our management team is confident that our company is poised to capture potential market opportunities in offline marketing and advertising segments.

Our Huobaobao backpacks are able to deliver ads in highly crowded spaces (i.e. business districts) in an interesting and non-intrusive manner, resulting in high engagement and broad distribution of ads. The Huobaobao backpack supports video, photo and textual content, enhancing creativity and flexibility for advertisers.

The Company has a content editing team that ensures the safety, appeal and effectiveness of the content that is broadcasted on the Huobaobao screen, ensuring that advertisements attract the attention of consumers and produce a high rate of return to brands.

Growth Strategy

In addition to sales of our Huobaobao backpack, we recently initiated advertising services by directly selling and monetizing advertising on our backpacks. The Company is currently focused intently on growing our advertising revenue and is currently in private discussions with several potential advertising partners located within the PRC. To ensure the quality of our business, we conduct strict rules for potential advertisers, prohibiting advertisements that relate to drugs or which are in violation with relevant PRC law.

From the development of the advertising industry in recent years, we can see that mobile advertising, digital advertising, scene advertising have all been viable businesses, and we believe that the “mobile scene” advertising space is an emerging and viable opportunity for our Huobaobao backpack.

Research and Development

As the consumer behaviors and preferences constantly evolve, the demands from the end customers become increasingly diversified. We make significant investments in technology to optimize our existing products and services and to develop new ones so that we can expand the offerings to satisfy the diversifying user demands.

Intellectual Property

On July 20, 2020, we registered to obtain a trademark in the PRC territory for the word “Huobaobao” and for the below logo:

We anticipate approval of our trademarks within eight months from the time of submission.

Competition

We are subject to intense competition from providers of similar services and products, as well as potential new types of services and products. Our competitors may have substantially more cash, traffic, technical, performer and other resources, as well as broader product or service offerings and can leverage their relationships based on other products or services to gain a larger share of marketing budgets from customers. We believe that our ability to compete effectively depends upon many factors, including our ad targeting capabilities, market acceptance of our products, our marketing and selling efforts, and the strength and reputation of our brand. We also experience significant competition for highly skilled personnel, including management, designers, sales personnel and marketing personnel. Our growth strategy depends in part on our ability to retain our existing personnel and add additional highly skilled employees.

Legal Proceedings

We are currently not a party to any legal or administrative proceedings and are not aware of any pending or threatened legal or administrative proceedings against us in all material aspects. We may from time to time become a party to various legal or administrative proceedings arising in the ordinary course of our business.

Property

The following table summarizes the location of real property we own or lease.

Address	Leased/Owned

Room 1703B, Zhongzhou Building No. 3088 Jintian Road, Futian District	Leased
Shenzhen City, Guangdong Province People’s Republic of China 518000

Employees

As of August 12, 2020, we have 36 full-time employees, including eleven in the technical department, seven in the finance department, two in the system operation and maintenance center, eight in the operation department, four in the general management office, three in the human resources administration center, and one in the outreach department. We are compliant with local prevailing wage, contractor licensing and insurance regulations, and have good relations with our employees.

Corporation Information

Our principal executive offices are located at Room 1703B, Zhongzhou Building, No. 3088 Jintian Road, Futian District, Shenzhen City, Guangdong Province, People’s Republic of China 518000. Our telephone number at this address is +86 755-83257679.

Government Regulation

Our Company and our advertisers are subject to the Advertising Law of the People’s Republic of China (the “Advertising Law”). The Advertising Law is a national regulation that regulates various advertising matters. Its main purpose is to regulate the advertising market and protect the rights and interests of consumers. The regulation was enacted on October 27, 1994 and formally took effect on February 1, 1995. On November 13, 2009, the National Consumers Association of China revealed that the Advertising Law of the People’s Republic of China will be revised to include relevant regulations on celebrity endorsement advertising. The new content severely punished celebrity endorsements and false advertising. On February 21, 2014, the Legislative Affairs Office of the State Council of China publicly solicited opinions on the “Advertising Law of the People’s Republic of China (Revised Draft) (Draft for Solicitation of Comments).” The draft for comments clearly stated that any organization or individual shall not send advertisements to their fixed telephones, mobile phones or personal e-mail addresses without the consent or request of the parties concerned, or the parties expressly refuse. On April 24, 2015, the “Advertising Law of the People’s Republic of China” was revised and passed, and it came into force on September 1, 2015. On September 1, 2015, the new Advertising Law was officially implemented.

Risk Factors

Risks Related to Our Business and Industry

Limited Operating History

We have been a shell company since inception and have limited operating history and minimal revenues or earnings from operations since inception. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least for the foreseeable future. We can make no assurances that we will be able to generate sufficient revenue to continue operations.

Our estimates of capital, personnel, equipment, and facilities required for our proposed operations are based on certain other existing businesses operating under projected business conditions and plans. We believe that our estimates are reasonable, but it is not possible to determine the accuracy of such estimates at this point. In formulating our business plan, we have relied on the judgment of our officers and directors and their experience in developing businesses. We can make no assurances that we will be able to obtain sufficient financing or implement successfully the business plan we have devised. Further, even with sufficient financing, there can be no assurance that we will be able to operate our business on a profitable basis. We can make no assurances that our projected business plan will be realized or that any of our assumptions will prove to be correct.

Limited Liability

Our Certificate of Incorporation and Bylaws generally provide that the liability of our officers and directors will be eliminated to the fullest extent allowed under law for their acts on behalf of our Company.

Uncertain Government Regulation

Our business will be subject to extensive regulation. In addition, we may be adversely affected as a result of new or revised legislation or regulations imposed by the SEC or other United States governmental regulatory authorities or self-regulatory organizations that supervise the markets. We also may be adversely affected by changes in the interpretation or enforcement of existing laws and rules by these governmental authorities and self-regulatory organizations.

We Use a Variety of Raw Materials, Components and Contract Manufacturing Services in Our Businesses, and Significant Shortages, Supplier Capacity Constraints, Supplier Production Disruptions or Price Increases Could Increase Our Operating Costs and Adversely Impact the Competitive Positions of Our Products.

Our reliance on suppliers (including third-party manufacturing suppliers and logistics providers) and commodity markets to secure raw materials and components used in our products exposes us to volatility in the prices and availability of these materials. A disruption in deliveries from our suppliers, supplier capacity constraints, supplier production disruptions, supplier quality issues, closing or bankruptcy of our suppliers, price increases, or decreased availability of raw materials or commodities, could have a material adverse effect on our ability to meet our commitments to customers or increase our operating costs. We believe that our supply management and production practices are based on an appropriate balancing of the foreseeable risks and the costs of alternative practices. Nonetheless, price increases, supplier capacity constraints, supplier production disruptions or the unavailability of some raw materials may have a material adverse effect on our competitive position, results of operations, cash flows or financial condition.

Economic Conditions

Our business will be materially affected by conditions in the financial markets and economic conditions or events in the United States, the PRC and throughout the world that are outside our control, including, without limitation, changes in interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws (including laws relating to taxation), trade barriers, commodity prices, currency exchange rates, and controls and national and international political circumstances (including wars, terrorist acts, or security operations). These factors may affect the level and volatility of securities prices and the liquidity and the value of investments, and we may not be able to or may choose not to manage our exposure to these market conditions and/or other events. In the event of a market downturn, our businesses could be adversely affected in different ways.

We May Incur Material Product Liability Claims, That Could Increase Our Costs And Harm Our Financial Condition And Operation Results.

It is possible that widespread product liability claims could increase our costs, and adversely affect our revenues and operating income. Moreover, liability claims arising from a serious adverse event may increase our costs through higher insurance premiums and deductibles, and may make it more difficult to secure adequate insurance coverage in the future. In addition, as we do not maintain product liability insurance, we will be responsible to cover future product liability claims, thereby requiring us to pay substantial monetary damages and adversely affecting our business. We haven’t had any incident that damages were reported and determined to be cause by our products.

Substantially all our assets are in the PRC, and substantially all our revenue comes from PRC sources. Accordingly, our results of operations, financial position and prospects are subject to a significant degree to the economic, political and legal developments of the PRC.

Implications of Being an Emerging Growth Company

As a company with less than $1,070,000,000 billion in annual gross revenue during its last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies. These provisions include:

-	a requirement to have only two years of audited financial statements and only two years of related Management’s Discussion and Analysis included in an initial public offering registration statement;

-	an exemption to provide less than five years of selected financial data in an initial public offering registration statement;
-	an exemption from the auditor attestation requirement in the assessment of our internal controls over financial reporting;
-	an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;
-	an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; and
-	reduced disclosure about our executive compensation arrangements.

An emerging growth company is also exempt from Section 404(b) of the Sarbanes Oxley Act, which requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. Similarly, as a Smaller Reporting Company we are exempt from Section 404(b) of the Sarbanes-Oxley Act and our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until such time as we cease being a Smaller Reporting Company.

As an emerging growth company, we are exempt from Section 14A (a) and (b) of the Exchange Act which require stockholder approval of executive compensation and golden parachutes.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would cease to be an emerging growth company upon the earliest of:

-	the first fiscal year following the fifth anniversary of the filing of this Form 10;
-	the first fiscal year after our annual gross revenues are $2 billion or more;
-	the date on which we have, during the previous three-year period, issued more than $2 billion in non-convertible debt securities; or
-	as of the end of any fiscal year in which the market value of our Common Stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

Rising Competition May Materially Affect Our Operation And Financial Conditions

We operate in a highly competitive and rapidly evolving field, and new developments are expected to continue at a rapid pace. Competitors may succeed by expanding their capacity or succeed in developing products that are more efficient, easier to use or less expensive than those which have been or are being developed by us that would render our technology and products obsolete and non-competitive. Any of these actions by our competitors could adversely affect our sales.

Additionally, several companies are developing similar and substitute products to address the same LED backpack field that we are targeting. These competitors may have greater financial and technical resources, productivity and marketing capabilities and facilities, and human resources, or they may have a better quality of products, service, and production cycle. The competition from these competitors may adversely affect our business.

An increase in competition could result in material selling price reductions or loss of our market share, which could have an adverse material impact on our operation and financial conditions.

Negative Publicity May Harm Our Reputation And Have A Material Adverse Effect On Our Business And Operating Results.

Negative publicity involving us, our customers, our management, distributors or our business model may materially and adversely harm our business. We cannot assure you that we will be able to defuse negative publicity about us, our management and/or our products to the satisfaction of our investors, customers and distributors. Such negative publicity, especially when it is directly addressed against us, may also require us to engage in defensive media campaigns. This may cause us to increase our marketing expenses and divert our management’s attention and may adversely impact our business and results of operations.

The Continuing And Collaborative Efforts Of Our Senior Management And Key Employees Are Crucial To Our Success, And Our Business May Be Harmed If We Were To Lose Their Services.

We depend on the continued contributions of our senior management, especially the executive officers listed in “Management” section of this report, and other key employees, many of whom are difficult to replace. The loss of the services of any of our executive officers or other key employees could materially harm our business. Competition for qualified talent in the market is intense. Our future success is dependent on our ability to attract a significant number of qualified employees and retain existing key employees. If we are unable to do so, our business and growth may be materially and adversely affected. Our need to significantly increase the number of our qualified employees and retain key employees may cause us to materially increase compensation-related costs, including stock-based compensation.

We May Not Be Able To Adequately Protect Our Intellectual Property, Which Could Cause Us To Be Less Competitive And Third-Party Infringements Of Our Intellectual Property Rights May Adversely Affect Our Business.

We rely on a combination of copyright, trademark and trade secret laws and restrictions on disclosure to protect our intellectual property rights. Despite our efforts to protect our proprietary rights, third parties may attempt to copy or otherwise obtain and use our intellectual property or seek court declarations that they do not infringe upon our intellectual property rights. Monitoring unauthorized use of our intellectual property is difficult and costly, and we cannot be certain that the steps we have taken will prevent misappropriation of our intellectual property. From time to time, we may have to resort to litigation to enforce our intellectual property rights, which could result in substantial costs and diversion of our resources.

We May Be Subject To Intellectual Property Infringement Claims Or Other Allegations By Third Parties For Information Or Content Displayed On Our Products, Or Distributed To Our Customers, Which May Materially And Adversely Affect Our Business, Financial Condition And Prospects.

We may in the future be subject to intellectual property infringement claims or other allegations by third parties for products and services we provide or for information or content displayed on our product, or distributed to our end customers, which may materially and adversely affect our business, financial condition and prospects.

Defending intellectual property litigation is costly and can impose a significant burden on our management and employees, and there can be no assurances that favorable final outcomes will be obtained in all cases. Such claims, even if they do not result in liability, may harm our reputation. Any resulting liability or expenses, or changes required to our platform to reduce the risk of future liability, may have a material adverse effect on our business, financial condition and prospects.

Performance Of Our Products Depends On The Performance Of The Internet Infrastructure And Fixed Telecommunications Networks.

We primarily rely on a limited number of telecommunication service providers to provide our end customers with data communications capacity through local telecommunications lines and internet data centers to control the LED screen of our products. Our end customers have limited access to alternative networks or services in the event of disruptions, failures or other problems with internet infrastructure or the fixed telecommunications networks provided by telecommunication service providers.

We Face Risks Related To Health Epidemics And Natural Disasters.

Our business could be adversely affected by the effects of epidemics. In recent years, there have been breakouts of epidemics globally. Our business operations could be disrupted if one of our employees is suspected of having COVID-19, H1N1 flu, avian flu or another epidemic, since it could require our employees to be quarantined and/or our offices to be disinfected. In addition, our results of operations could be adversely affected to the extent that the outbreak harms the global economy in general and the marketing industry in particular.

Risks Associated with Doing Business in the PRC

We Derive All Of Our Sales From The PRC.

The majority of our sales are generated from China. We anticipate that sales of our products in China will continue to represent the majority of our total sales in the near future. Any significant decline in the condition of the PRC economy could adversely affect consumer demand of our products, among other things, which in turn would have a material adverse effect on our business and financial condition.

Future Inflation In China May Inhibit Our Activity To Conduct Business In China.

In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. During the past ten years, the rate of inflation in China has been as high as 20.7% and as low as -2.2%. These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products.

Fluctuations In Exchange Rates Could Adversely Affect Our Business And The Value Of Our Securities.

The value of the Chinese Yuan (CNY or RMB) against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in China’s political and economic conditions and foreign exchange policies. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the RMB to the U.S. dollar. Under the revised policy, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. Following the removal of the U.S. dollar peg, the RMB appreciated more than 20% against the U.S. dollar over the following three years. Since July 2008, however, the RMB has traded within a narrow range against the U.S. dollar. It is difficult to predict how long the current situation may last and when and how the RMB exchange rates may change going forward.

Our revenues and costs are mostly denominated in RMB, while a significant portion of our financial assets are denominated in U.S. dollars. At the holding company level, we rely entirely on dividends and other fees paid to us by our subsidiaries and consolidated affiliated entities in China. Any significant revaluation of RMB may materially and adversely affect our cash flows, revenues, earnings and financial position. For example, an appreciation of RMB against the U.S. dollar would make any new RMB denominated investments or expenditure more costly to us, to the extent that we need to convert U.S. dollars into RMB for such purposes. An appreciation of RMB against the U.S. dollar would also result in foreign currency translation losses for financial reporting purposes when we translate our U.S. dollar denominated financial assets into RMB, as RMB is our reporting currency. Conversely, a significant depreciation of the RMB against the U.S. dollar may significantly reduce the U.S. dollar equivalent of our earnings, which in turn could adversely affect the price of our common stock.

Risks Related to the Market for our Stock

The OTC And Share Value

Our Common Stock trades over the counter, which may deprive stockholders of the full value of their shares. Our stock is quoted via the Over-The-Counter (“OTC”) Pink Sheets under the ticker symbol “LEPX”. Therefore, our Common Stock is expected to have fewer market makers, lower trading volumes, and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the NASDAQ Stock Market. These factors may result in higher price volatility and less market liquidity for our Common Stock.

Low Market Price

A low market price would severely limit the potential market for our Common Stock. Our Common Stock is expected to trade at a price substantially below $5.00 per share, subjecting trading in the stock to certain Commission rules requiring additional disclosures by broker-dealers. These rules generally apply to any non-NASDAQ equity security that has a market price share of less than $5.00 per share, subject to certain exceptions (a “penny stock”). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our Common Stock.

Lack Of Market And State Blue Sky Laws

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws. The holders of our shares of Common Stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the shares available for trading on the OTC, investors should consider any secondary market for our securities to be a limited one. We intend to seek coverage and publication of information regarding our Company in an accepted publication which permits a “manual exemption.” This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer’s balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor’s, Moody’s Investor Service, Fitch’s Investment Service, and Best’s Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont, and Wisconsin.

Penny Stock Regulations

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our Common Stock. The Commission has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. We anticipate that our Common Stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our Common Stock will qualify for exemption from the Penny Stock Rule. In any event, even if our Common Stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to restrict any person from participating in a distribution of penny stock, if the Commission finds that such a restriction would be in the public interest.

Rule 144 Risks

Sales of our Common Stock under Rule 144 could reduce the price of our stock. Issued and outstanding shares of our Common Stock which Rule 144 of the Securities Act defines as restricted securities will be subject to the resale restrictions of Rule 144, should we hereinafter cease being deemed a “shell company”. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than 1.0% of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of Common Stock under Rule 144 could reduce prevailing market prices for our securities.

No Audit Or Compensation Committee

Because we do not have an audit or compensation committee, stockholders will have to rely on our entire Board of Directors, none of which are independent, to perform these functions. We do not have an audit or compensation committee comprised of independent directors. Indeed, we do not have any audit or compensation committee. These functions are performed by our Board of Directors as a whole. No members of our Board of Directors are independent directors. Thus, there is a potential conflict in that Board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Security Laws Exposure

We are subject to compliance with securities laws, which exposes us to potential liabilities, including potential rescission rights. We may offer to sell our shares of our Common Stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to relay upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial pre-emption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which we have relied, we may become subject to significant fines and penalties imposed by the Commission and state securities agencies.

No Cash Dividends

Because we do not intend to pay any cash dividends on our Common Stock, our stockholders will not be able to receive a return on their shares unless they sell them. We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on shares of our Common Stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares of our Common Stock when desired.

Delayed Adoption Of Accounting Standards

We have delayed the adoption of certain accounting standards through an opt-in right for emerging growth companies. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, which allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Management’s discussion and analysis of financial condition and results of operation

This section contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Because they discuss future events or conditions, forward-looking statements may include words such as “anticipate,” “believe,” “estimate,” “intend,” “could,” “should,” “would,” “may,” “seek,” “plan,” “might,” “will,” “pursue,” “expect,” “predict,” “project,” “goals,” “strategy,” “future,” “likely,” “forecast,” “potential,” “continue,” negatives thereof or similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding future acquisition or merger targets, business strategies, macro-economic and sector-specific trends, future cash flows, financing plans, plans and objectives of management and any other statements which are not statements of historical facts.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual future results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, inability to successfully conclude acquisitions of target companies or assets which are reasonably capable of generating positive cash flow in the near future, legal and regulatory changes in the jurisdictions in which we operate, volatility or decline in our stock price, potential fluctuation of our quarterly and annual financial and operational results, rapid adverse changes in markets, decline in demand for our goods and services, insufficient revenues to cover our operating costs and such other factors as discussed throughout this section.

Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our consolidated financial statements and the related notes included elsewhere in this report. Our consolidated financial statements have been prepared in accordance with U.S. GAAP. In addition, our consolidated financial statements and the financial data included in this Current Report on Form 8-K reflect our reorganization and have been prepared as if our current corporate structure had been in place throughout the relevant periods. The following discussion and analysis contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those projected in the forward-looking statements. For additional information regarding these risks and uncertainties, please see “Risk Factors”.

Overview

Unless the context requires otherwise, references to the “Company,” “we,” “us,” “our,” “LEPX” refer specifically to Lepota, Inc. in this section.

The Company is a US holding company incorporated in Nevada on December 9, 2013, which operates through the Company’s wholly owned subsidiary Mu Yan Technology Holding Co., Ltd. (“Mu Yan Samoa”), a company incorporated under the laws of Samoa on April 2, 2020.

The following is the organization structure of Mu Yan Samoa along with ownership detail and its subsidiaries:

Mu Yan Samoa was incorporated in Samoa on April 2, 2020. It is 100% owned by Lepota, Inc.

Mu Yan (Hong Kong) Technology Co., Ltd. (“Mu Yan HK”), was established in the Hong Kong Special Administrative Region (“HKSAR”) of the People’s Republic of China (the “PRC”) on January 10, 2020. It is 100% owned by Mu Yan Samoa.

Mu Yan (Shenzhen) Media Technology Co., Ltd. (“Mu Yan WFOE”) was established as a wholly foreign owned enterprise on June 10, 2020 in Shenzhen City, Guangdong province, under the laws of the PRC. It is 100% owned by Mu Yan HK.

Mu Yan (Shenzhen) Digital Technology Co., Ltd. (“Mu Yan Shenzhen”) was incorporated on September 30, 2019 registered in Shenzhen City, Guangdong province, under the laws of the PRC. It is 100% owned by Mu Yan WFOE.

We are a technology company developing and selling our Mobile Advertising Backpack with programmable screen for the marketing and advertising industry. We sell our backpacks to consumers in the PRC and worldwide, and our backpacks display advertising content to target customers through backpack advertising screen.

Revenue Recognition

Recognition of revenue

Revenue is generated through sale of goods. Revenue is recognized when a customer obtains control of promised goods and is recognized in an amount that reflects the consideration that the Company expects to receive in exchange for those goods. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods and services. The Company applies the following five-step model in order to determine this amount:

(i)	identification of the promised goods in the contract;

(ii)	determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract;

(iii)	measurement of the transaction price, including the constraint on variable consideration;

(iv)	allocation of the transaction price to the performance obligations; and

(v)	recognition of revenue when (or as) the Company satisfies each performance obligation.

Contract liabilities

A contract liability is the obligation to transfer goods to a customer for which the Company has received consideration (or an amount of consideration is due) from the customer. If a customer pays consideration before the Company transfers goods or services to the customer, a contract liability is recognized when the payment is made or the payment is due (whichever is earlier). The Company’s contract liabilities are comprised of customer deposits, which are recognized as revenue when the Company performs under the contract. The balance of advance from customers as of March 31, 2020 and December 31, 2019 are $471,412 and $2,510,657 respectively.

For all reporting periods, the Company has not disclosed the value of unsatisfied performance obligations for all service revenue contracts with an original expected length of one year or less, which is an optional exemption that is permitted under the adopted rules.

Other Income and other expenses

Other income, and other expenses are recognized on an accrual basis in accordance with the substance of the relevant agreements.

Results Of Operations of Mu Yan Shenzhen For The Three Months Ended March 31, 2020 And The Period Ended December 31, 2019

The following summarize our results of operations for the three months ended March 31, 2020 and the period ended December 31, 2019. The table and the discussion below should be read in conjunction with our financial statements and the notes thereto appearing elsewhere in this report.

Revenue

Revenue generated from our selling mobile ad backpack contributed $3,789,594 and $nil respectively of our total revenue for the three months ended March 31,2020 and the period ended December 31, 2019. The increases of revenue in the three months ended March 31, 2020 was due to our first delivery of our products was in January 2020.

Cost of Revenue

Cost of revenue for our products for the three months ended March 31, 2020 and the period ended December 31, 2019 were $1,438,429 and $nil respectively. The significant increase of cost of revenue was a result of the overall growth of our business and relatively in line with the rapid growth of revenues. The cost of revenue was predominantly the cost of manufactured goods sold to customers.

We outsourced the assemble processes of our products to subcontracts, and we maintained stable relationship with them.

We outsource our delivery services to two courier companies. Customers pay the delivery fee by themselves when they receive the products.

Net Profit

	For the period ended		2020 compared to 2019
	March 31,	December 31,	Amount of	% of
	2020	2019	Increase	Increase
Gross Profit	$2,351,165	$-	$2,351,165	N/A
Operating Expenses:
Selling and Marketing Expenses	(252,564)	(187,847)	(64,717)	34%
General and Administrative Expenses	(251,295)	(135,436)	(115,859)	85%
Research and Development Expenses	(85,897)	(131,660)	45,763	(34)%
Operating Expenses	(589,756)	(454,943)	(134,813)	30%
Other Income	33,727	-	33,726	N/A
Income (Loss) from operations	1,795,136	(454,943)	1,749,193	(384)%
Revenue Related Tax	(367,669)	-	-	N/A
Net Profit	$1,427,467	$(454,943)	$2,250,079	N/A

Net profit(loss) for the three months ended March 31, 2020 and the period ended December 31,2019 were $1,427,467 and $(454,943), respectively.

Selling and Marketing Expenses

Our selling and marketing expenses for the three months ended March 31, 2020 and the period ended December 31, 2019 were $252,564 and $187,847, respectively. Selling expenses comprised primarily marketing expenses.

General and Administrative Expenses

Our general and administrative expenses for the three months ended March 31, 2020 and the period ended December 31, 2019 were $251,295 and $135,436, respectively. General and administrative expenses consist primarily of administrative payroll, office expense, depreciation charges, and other office expenses that are not directly attributable to our revenues.

Research and Development Expenses

Our research and development expenses for the three months ended March 31, 2020 and the period ended December 31, 2019 were $85,897 and $131,660, respectively. Research and development expenses consist primarily of researchers payroll and IT services expenses.

Other Income

Other income was attributed from our one time consulting service provided to potential distributor of our products in the three months ended March 31, 2020.

Income Taxes

Income tax for the three months ended March 31, 2020 and the period ended December 31,2019 were $367,669 and $0, respectively.

Summary Of Cash Flows

Summary cash flows information for the three months ended March 31, 2020 and the period ended December 31,2019 are as follow:

	March 31,2020	December 31,2019
	(In U.S. dollars)
Net cash provided by operating activities	$564,889	$683,639
Net cash used in investing activities	$(211,484)	$(14,901)

Net cash provided by operating activities were $564,889 and $683,639 for the three months ended March 31, 2020 and the period ended December 31,2019 respectively. The cash provided by operating activities was attributable to advance from customers, inventories, down payments to suppliers, and other payables.

Net cash used in investing activities consist of purchase of motor vehicle and office equipment of $211,484 and $14,901 for the three months ended March 31, 2020 and the period ended December 31,2019 respectively.

Financial Condition, Liquidity And Capital Resources

As of March 31, 2020, we had cash on hand of $1,011,387, total current assets of $2,111,254 and current liabilities of $1,366,667. The Company had revenues of $3,789,594 and generated a net profit of $1,427,367 for the three months ended March 31, 2020. Our business can generate sufficient cash flows to support the growth of our business.

Concentrations of Credit Risk

Financial instruments that potentially expose the Company to significant concentration of credit risk consist primarily of cash and cash equivalents. As of March 31, 2020 and December 31, 2019, substantially all of the Company’s cash and cash equivalents were deposited with financial institutions with high-credit ratings and quality. The Company did not have any clients constituting 10% or more of the net revenues for the three months ended March 31, 2020 and the period ended December 31, 2019.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements (as that term is defined in Item 303(a)(4)(ii) of Regulation S-K) as of March 31, 2020 that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies and Estimates

We prepare our financial statements in conformity with U.S. GAAP, which requires management to make certain estimates and apply judgments. We base our estimates and judgments on historical experience, current trends and other factors that management believes to be important at the time the financial statements are prepared. On a regular basis, we review our accounting policies and how they are applied and disclosed in our condensed financial statements. Actual results could differ from those estimates made by management.

We believe that of our significant accounting policies, which are described in note 2 to our financial statements, the following accounting policies involve a greater degree of judgment and complexity. Accordingly, these are the policies we believe are the most critical to aid in fully understanding and evaluating our financial condition and results of operations.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The guidance supersedes existing guidance on accounting for leases with the main difference being that operating leases are to be recorded in the statement of financial position as right-of-use assets and lease liabilities, initially measured at the present value of the lease payments. For operating leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. For public business entities, the guidance is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early application of the guidance is permitted. In transition, entities are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The Company leased an office in Shenzhen, the PRC, under operating leases which was terminated in June 2020, hence as of March 31, 2020 and December 31, 2019, the adoption of this standard did not have a material impact on the Company’s operating results or cash flows and conclude there was no material impact to the Company’s financial statement.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326), Measurement of Credit Losses on Financial Statements. This ASU requires a financial asset (or group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the amortized cost basis of the financial asset(s) to present the net carrying value at the amount expected to be collected on the financial asset. This Accounting Standards Update affects entities holding financial assets and net investment in leases that are not accounted for at fair value through net income. The amendments affect loans, debt securities, trade receivables, net investments in leases, off balance sheet credit exposures, reinsurance receivables, and any other financial assets not excluded from the scope that have the contractual rights to receive cash. For public business entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. All entities may adopt the amendments in this Update through a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective (that is, a modified-retrospective approach). The Company is in the process of evaluating the impact of the adoption of this pronouncement on its financial statements.

The Company reviews new accounting standards as issued. Management has not identified any other new standards that it believes will have a significant impact on the Company’s financial statements.

Properties

Our mailing address is Room 1703B, Zhongzhou Building, No. 3088 Jintian Road, Futian District, Shenzhen City, Guangdong Province, People’s Republic of China 518000.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of our common stock as of the Closing Date (after giving effect to the Acquisition) by (i) each person (or group of affiliated persons) who is known by us to own more than five percent of the outstanding shares of our common stock, (ii) each director, executive officer and director nominee, and (iii) all of our directors, executive officers and director nominees as a group. As of the Closing Date, we had 307,430,000 shares of common stock issued and outstanding.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Unless otherwise noted, the principal address of each of the stockholders, directors and officers listed below is Room 1703B, Zhongzhou Building, No. 3088, Jintian Road, Futian District, Shenzhen City, Guangdong Province, PRC 518000.

All share ownership figures include shares of our common stock issuable upon securities convertible or exchangeable into shares of our common stock within sixty (60) days of the Closing Date, which are deemed outstanding and beneficially owned by such person for purposes of computing his or her percentage ownership, but not for purposes of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner Officers and Directors	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Zhao Lixin, Chief Executive Officer and Director	4,000,000	1.30%
Sun Chenchen, Secretary	150,000	0.05%
Feng Wanning, Chief Financial Officer	348,570	0.11%

Total Held by Officers and Directors as a Group (3 persons):	4,498,570	1.46%

Five Percent Shareholders
Winning Match International Co., Ltd	75,000,000	24.40%
Wang Zhen	60,000,000	19.52%
Mega Champion Holdings Co., Ltd	90,000,000	29.27%
Praise Sheen Co., Ltd	75,000,000	24.40%

(1)	Based on 307,430,000 shares of common stock outstanding on the Closing Date. Includes, where applicable, shares of common stock issuable upon the exercise of warrants and conversion of debt held by such person that may be exercised within 60 days after the Closing Date. Unless otherwise indicated, we believe that all persons named in the table above have sole voting power and/or investment power with respect to all shares of common stock beneficially, warrants and convertible debt owned by them.

Description of Securities

Common Stock

We have 500,000,000 authorized shares of common stock, $0.001 par value per share, of which 307,430,000 shares of common stock are issued and outstanding. Each holder of shares of common stock is entitled to one vote per share at stockholders’ meetings. Our Articles of Incorporation do not provide for cumulative voting for the election of directors. Holders of shares of common stock are entitled to receive, pro rata, such dividends as may be declared by the Board of Directors out of funds legally available therefor, and are also entitled to share, pro rata, in any other distributions to the stockholders. Upon any liquidation, dissolution or winding-up, holders of shares of common stock are entitled to share rateably in all assets remaining after payment of liabilities. Holders of shares of common stock do not have any preemptive rights or other rights to subscribe for additional shares. The outstanding shares of common stock are paid for, fully paid and non-assessable.

Market Price of and Dividends on Common Equity and Other Shareholder Matters.

There is no change in the market for our securities as a result of the Acquisition. Our common stock, par value $0.001, is quoted via the OTC Pink Sheets under the ticker symbol “LEPX”. There is no active trading market in our securities.

The quotation of our common share does not assure a meaningful, consistent and liquid trading market currently exist. We cannot predict whether a more active market for our common share will develop in the future. In absence of an active trading market,

(1)	Investors may have difficulty buying or selling or obtaining market quotation,
(2)	Market visibility of our common share may be limited which may have a depressive effect on the market price for our common share.

As of August 12, 2020, there were 22 holders of record of our Common Stock.

We have never paid any dividends and we plan to retain earnings, if any, for use in the development of the business. Payment of future dividends, if any, will be at the discretion of the Board of Directors after taking into account various factors, including current financial condition, operating results and current and anticipated cash needs.

Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)	a wilful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	wilful misconduct.

Our Articles of Incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Nevada law. Consequently, our directors and officers will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors or officers, except liability for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law.

Our Articles of Incorporation and Bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Nevada law. Our bylaws also provide that we may advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his, her or its actions in that capacity regardless of whether we would otherwise be permitted to indemnify him, her or it under Nevada law.

We believe that these provisions in our Articles of Incorporation and Bylaws are necessary to attract and retain qualified persons as directors and officers. This description of the limitation of liability and indemnification provisions of our Articles of Incorporation and Bylaws is qualified in its entirety by reference to these documents, each of which is included as an exhibit to this Report.

Indemnification against Public Policy

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our Articles of Incorporation and Bylaws, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defence of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The effect of indemnification may be to limit the rights of the Company and the shareholders (through shareholders’ derivative suits on behalf of the Company) to recover monetary damages and expenses against a director for breach of fiduciary duty.

Legal Proceedings

In the normal course of business, we are subject to claims and litigation. We are not a party to any material legal proceedings nor are we aware of any circumstance that may reasonably lead a third party to initiate legal proceedings against us.

Directors, Executive Officers, and Corporate Governance

Set forth below are the names and ages of our current directors and executive officers and their principal occupations at present and for at least the past five years.

Name	Age	Positions and Offices to be Held	Date Appointed Director
Zhao Lixin	42	President, CEO and Sole Director	February 18, 2020
Feng Wanning	45	Treasurer, CFO	August 12, 2020
Sun Chenchen	31	Secretary	August 12, 2020

Our directors are appointed for an indefinite term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board. All officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified. There are no agreements with respect to the election of Directors. Our Board of Directors appoints officers from time to time and each Executive Officer serves at the discretion of our Board of Directors.

The following is a brief description of the background on our officers and directors.

Mr. Zhao Lixin, age 42, has been the Chief Executive Officer and a Director of the Company since February 18, 2020. Mr. Zhao also served as our Treasurer, Chief Financial Officer and Secretary from February 18, 2020 until August 12, 2020. Mr. Zhao graduated from Qingdao University of Technology with a bachelor degree in Mechanical Design in 2000. From January 2016 till now, Mr. Zhao has worked at Liaocheng Yili Network Information Technology Company Limited (“LYN”), as company chairman. He is responsible for making company decisions and strategizing the company direction for LYN. Furthermore, he is involved in the technology innovation part for LYN in order to fulfil the company development and society needs. Since July 2019, he has worked as a research officer of the Muyan Block Chain (Digital Assets) Business Model Research Institute of China Management Science Research Institute. His main role is to give advices and ideas on the feasibility of corresponding digital assets operation developments. In September 2018, he won the “Top Ten Innovative People in Leading China’s Economic Development Industry” Award in China, for rewarding his contribution in the block chain technology development field. With sufficient experience in planning and management work, Mr. Zhao has been appointed as a Chief Executive Officer, President, Secretary, Treasurer and Chairman of Board of Directors of the Company in February 2020.

Ms. Feng Wanning, age 45, has been the Treasurer and Chief Financial Officer of the Company since August 12, 2020. Ms. Feng received her MBA from Tianjin University in 2016. In 2016, she served as Chief Financial Officer of Asia Equity Exchange Group, Inc. (OTCQB: AEEX). Since March 2017, Ms. Feng has served as Chief Financial Officer of Century Investment Holding Company, based in Shenzhen, China. Most recently, Ms. Feng has served as the Financial Controller of Mu Yan Shenzhen since November 2019.

Ms. Sun Chenchen, age 31,has been the Secretary of the Company since August 12, 2020. In 2017, Ms. Sun graduated from Harbin University of Commerce with a graduate degree in administration. From 2017 to 2019, Ms. Sun worked as a staff member in the Retired Cadre Work Office of the Suihua Administration of Heilongjiang Agricultural Reclamation Bureau. Since November 2019, Ms. Sun has worked as Mr. Zhao’s assistant at Mu Yan Shenzhen.

Except as set forth above, there are no family relationships between any of the executive officers and directors.

We believe that all of our executive officers and directors are qualified to serve on our Board of Directors based upon his business and management experience.

Term of Office

Our director holds his position until the next annual meeting of shareholders and until his successor is elected and qualified by our shareholders, or until earlier death, retirement, resignation or removal.

Family Relationships

There are no family relationships between the Company and any of our current and proposed directors or executive officers.

Corporate Governance

Our board of directors has not established any committees, including an audit committee, a compensation committee or a nominating committee, or any committee performing a similar function. The functions of those committees are being undertaken by our board. Because we do not have any independent directors, our board believes that the establishment of committees of our board would not provide any benefits to our company and could be considered more form than substance.

We do not have a policy regarding the consideration of any director candidates that may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our officers and directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our officers and directors have not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our board of directors.

Given our relative size and lack of directors’ and officers’ insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all current members of our board will participate in the consideration of director nominees.

As with most small companies until such time as we further develop our business, achieve a stronger revenue base and have sufficient working capital to purchase directors’ and officers’ insurance, we do not have any immediate prospects to attract independent directors. When we are able to expand our board to include one or more independent directors, we intend to establish an audit committee of our board of directors. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert. Our securities are not quoted on an exchange that has requirements that a majority of our board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our board of directors include “independent” directors, nor are we required to establish or maintain an audit committee or other committee of our board.

Communications with the Board of Directors

Stockholders with questions about the Company are encouraged to contact the Company by sending communications to the attention of the Chief Executive Officer at Room 1703B, Zhongzhou Building, No. 3088, Jintian Road, Futian District, Shenzhen City, Guangdong Province, PRC 518000. Stockholders may communicate with the Board of Directors by sending their communications to the Board of Directors, c/o the Chief Executive Officer at the same address.

Director Compensation

Our current sole director is an employee of the Company. He has not received and will not receive compensation for his service outside the compensation set forth in the Summary Compensation Table below.

If our board consists of any non-employee directors in the future, we may compensate our non-employee directors for their service in the future. We also intend to allow our non-employee directors to participate in any equity compensation plans that we adopt in the future.

Director Independence

None of our directors qualified as an “independent director” under the rules of NASDAQ, Marketplace Rule 4200(a).

Audit Committee

We do not presently have an audit committee. Our Board of Directors currently acts as our nominating committee.

Nominating Committee

We do not presently have a nominating committee. Our Board of Directors currently acts as our nominating committee.

Procedures for Nominating Directors

There have been no material changes to the procedures by which security holders may recommend nominees to the Board during the quarter ended April 30, 2020.

Involvement in Certain Legal Proceedings

During the past ten years no current or incoming director, executive officer, promoter or control person of the Company has been involved in the following:

(1) A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) ;

(3) Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i. Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii. Engaging in any type of business practice; or

iii. Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4) Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5) Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6) Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7) Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i. Any Federal or State securities or commodities law or regulation; Or

ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease and desist order, or removal or prohibition order; Or

iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; Or

(8) Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Executive Compensation

The following table sets forth information concerning the total compensation paid or accrued by us during the two fiscal years ended July 31, 2019 and 2018 to (i) all individuals that served as our principal executive officer or acted in a similar capacity for us at any time during the two fiscal years ended July 31, 2019 and 2018 and (ii) all individuals that served as executive officers of ours at any time during the two fiscal years ended July 31, 2019 and 2018 that received annual compensation during the two fiscal year ended July 31, 2019 and 2018 in excess of $100,000. None of our executive officers received annual compensation during the two fiscal years ended July 31, 2019 in excess of $100,000.

Summary Compensation Table

Name & Principal Position	Fiscal Year ended July 31,	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Zhao Lixin (1),	2019	0	0	0	0	0	0	0	0
CEO, CFO	2018	0	0	0	0	0	0	0	0
Iurii Iurtaev (2),	2019	0	0	0	0	0	0	0	0
CEO, CFO	2018	0	0	0	0	0	0	0	0
Feng Wanning (3),	2019	0	0	0	0	0	0	0	0
CFO	2018	0	0	0	0	0	0	0	0

(1)	Zhao Lixin has served as our Chief Executive Officer from February 18, 2019 through the present. Zhao Lixin has also served as our Financial Officer from February 18, 2019 to August 12, 2020.
(2)	Iurii Iurtaev served as our Chief Executive Officer and Chief Financial Officer during the fiscal year ended July 31, 2018 and thereafter through February 18, 2019.
(3)	Feng Wanning has served as our Chief Financial Officer from August 12, 2020 through the present.

We do not currently pay any compensation to our executive officers.

Employment Agreements with Executive Officers

At this time, we do not have any written employment agreement or other formal compensation agreements with our new officers and director. Compensation arrangements are the subject of ongoing development and we will make appropriate additional disclosures as they are further developed and formalized.

Outstanding Equity Awards at July 31, 2019

At this time, we do not have any outstanding equity awards and do not have any equity incentive, option or similar plans.

Policy Regarding Transactions with Related Persons

We do not have a formal, written policy for the review, approval or ratification of transactions between us and any director or executive officer, nominee for director, 5% stockholder or member of the immediate family of any such person that are required to be disclosed under Item 404(a) of Regulation S-K.

Certain Relationships and Related Transactions, Director Independence

SEC rules require us to disclose any transaction or currently proposed transaction in which we were a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000 or 1% of the average of our total assets as of the end of last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of our Common Stock, or an immediate family member of any of those persons.

Transactions with related persons, promoters and certain control persons

Related Party Transactions

As at March 31, 2020 and December 31, 2019, the Company had balances due from related parties of $211,712 and $215,017, respectively. As at As at March 31, 2020 and December 31, 2019, the Company had transactions with related parties of $nil and $569,820, respectively. These receivables and payables are due on demand, are non-interest bearing, and have no maturity date.

Recent Sales of Unregistered Securities

On February 18, 2020, as a result of a private transaction, 5,000,000 shares of our common stock (the “Shares”) were transferred from Rene Lawrence to certain purchasers, including Zhao Lixin who became a 53.8% holder of the voting rights of the Company at the time. The consideration paid for the Shares, which represented 67.3% of the issued and outstanding share capital of the Company on a fully-diluted basis, was $257,160. The source of the cash consideration for the Shares was personal funds of the Purchasers.

On August 12, 2020, we consummated the Acquisition, and the Company acquired all the issued and outstanding capital stock of Mu Yan Samoa in exchange for the issuance to the shareholders of Mu Yan Samoa of an aggregate of 300,000,000 restricted shares of our common stock, which were issued on August 12, 2020.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 5.01 Changes in Control of Registrant

The disclosure in Items 1.01 and 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01. Following the closing of the Acquisition, the Company issued 300,000,000 shares of the Company’s common stock to the Sellers, which immediately after closing represented about 98% of the Company’s outstanding common stock. The 300,000,000 shares would be issued to the Sellers pro-rata based on each Seller’s ownership percentage of Mu Yan Samoa prior to the Acquisition, meaning 90,000,000 shares to Mega Champion Holdings Co., Ltd, 75,000,000 shares to Praise Sheen Co., Ltd, 60,000,000 shares to Wang Zhen and 75,000,000 shares to Winning Match International Co., Ltd. The stockholders of the Company, by written consent dated August 12, 2020, approved the Acquisition. There are no arrangements known to the Company which may at a subsequent date result in a change of control of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 12, 2020, the Board accepted the resignation of its Secretary, Treasurer and Chief Financial Officer, Mr. Zhao Lixin, and appointed Ms. Sun Chenchen to serve as the Company’s Secretary and Ms. Feng Wanning to serve as the Company’s Treasurer and Chief Financial Officer. The resignation of Mr. Zhao Lixin and the appointment of Ms. Sun Chenchen and Ms. Feng Wanning are both effective immediately. Both Ms. Sun Chenchen and Ms. Feng Wanning are to serve on an at-will basis until their resignation or removal by the Company’s Board. Neither of them has entered into any compensation arrangements with the Company. Ms. Sun Chenchen and Ms. Feng Wanning were selected based on their background and history of growing strong businesses. The Company believes that Ms. Sun Chenchen and Ms. Feng Wanning possess the attributes necessary to create substantial value for the stockholders of the Company.

There have not been any financial or commercial transactions between the Company and either of Ms. Sun Chenchen or Ms. Feng Wanning.

The biographies of each executive officer and director of the company are set forth in Item 2.01 (under the header “Directors, Executive Officers, and Corporate Governance”) hereto and are incorporated herin by reference.

Item 5.06 Change in Shell Company Status

Prior to the Acquisition, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act). As a result of the Acquisition, we have ceased to be a shell company. The information contained in this Current Report on Form 8-K constitutes the current “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The audited financial statements of Mu Yan Samoa December 31, 2019 and unaudited financial statements of Mu Yan Samoa for the three months ended March 31, 2020 are set forth below beginning on page F-1.

FINANCIAL STATEMENTS

MU YAN (SHEN ZHEN) DIGITAL TECHNOLOGY CO., LTD

FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED

MARCH 31, 2020 (UNAUDITED) AND PERIOD ENDED

DECEMBER 31, 2019 (AUDITED)

F-1

MU YAN (SHEN ZHEN) DIGITAL TECHNOLOGY CO., LTD

TABLE OF CONTENTS

Pages
Report of Independent Registered Public Accounting Firm	F-3
Balance Sheet as of March 31, 2020 (Unaudited) and December 31, 2019 (Audited)	F-4
Statement of Income (Loss) and Comprehensive Income (Loss) for the Three Months Ended March, 2020 (Unaudited) and for the Period Ended December 31, 2019 (Audited)	F-5
Statements of Changes in Equity (Deficit) for the Three Months Ended March 31, 2020 (Unaudited) and the Period Ended December 31, 2019 (Audited)	F-6
Statement of Cash Flows for the Three Months Ended March 31, 2020 (Unaudited) and Period Ended December 31, 2019 (Audited)	F-7
Notes to Financial Statements for the Three Months Ended March 31, 2020 (Unaudited) and the Period Ended December 31, 2019 (Audited)	F-8– F-16

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Mu Yan (Shen Zhen) Digital Technology Co., Ltd :

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Mu Yan (Shen Zhen) Digital Technology Co., Ltd (“the Company”) as of December 31, 2019, and the related statements of income and comprehensive loss, stockholders’ equity, and cash flows for the period then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019, and the results of its operations and its cash flows for the period then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Emphasis of Matter

The Company has significant transactions with related parties, which are described in Note 8 to the financial statements. Transactions involving related parties cannot be presumed to be carried out on an arm’s length basis, as the requisite conditions of competitive, free market dealings may not exist.

/s/ Pan-China Singapore PAC

We have served as the Company’s auditor since 2020.

Singapore

August 12, 2020

F-3

MU YAN (SHEN ZHEN) DIGITAL TECHNOLOGY CO., LTD

BALANCE SHEETS

(In U.S. Dollars, except share data or otherwise stated)

AS OF THE THREE MONTHS ENDED MARCH 31, 2020 (UNAUDITED) AND THE PERIOD ENDED DECEMBER 31, 2019 (AUDITED)

	March 31, 2020 (Unaudited)	December 31, 2019 (Audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,011,387	$672,914
Down payment to suppliers	39,658	577,367
Amount due from a related party	211,712	215,017
Other receivables	50,035	46,967
Inventory, net	798,462	573,378
Total Current Assets	2,111,254	2,085,643

NON-CURRENT ASSETS
Property, plant and equipment, net	213,596	14,606
Total non-current assets	213,596	14,606
TOTAL ASSETS	$2,324,850	$2,100,249

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$647,576	$-
Advance from customers	471,412	2,510,657
Accrued salary	43,329	45,696
Other payables	60,401	1,680
Income tax payables	143,949	-
Total current liabilities	1,366,667	2,558,033
TOTAL LIABILITIES	$1,366,667	$2,558,033
Commitments and contingencies
EQUITY(DEFICIT)
Share capital	-	-
Retained profits (accumulated deficit)	972,524	(454,943)
Foreign currency translation reserve	(14,341)	(2,841)
Total equity(deficit)	958,183	(457,784)
TOTAL LIABILITIES AND EQUITY(DEFICIT)	$2,324,850	$2,100,249

See accompanying notes to the financial statements.

F-4

MU YAN (SHEN ZHEN) DIGITAL TECHNOLOGY CO., LTD

STATEMENTS OF INCOME(LOSS) AND COMPREHENSIVE INCOME(LOSS)

(In U.S. Dollars, except share data or otherwise stated)

FOR THE THREE MONTHS ENDED MARCH 31, 2020 (UNAUDITED) AND THE PERIOD ENDED DECEMBER 31, 2019 (AUDITED)

	March 31, 2020 (Unaudited)	December 31, 2019 (Audited)
REVENUES	$3,789,594	$-
COST OF REVENUES	(1,438,429)	-
GROSS PROFIT	2,351,165	-
OPERATING EXPENSES
Selling and marketing expenses	(252,564)	(187,847)
General and Administrative Expenses	(251,295)	(135,436)
Research and development expenses	(85,897)	(131,660)
Total operating expenses	(589,756)	(454,943)
OTHER INCOME,NET	33,727	-

PROFIT(LOSS) BEFORE TAX	1,795,136	(454,943)
INCOME TAX	(367,669)	-
NET PROFIT(LOSS)	$1,427,467	$(454,943)

Foreign current translation differences	(11,500)	(2,841)
TOTAL COMPREHENSIVE PROFIT(LOSS) FOR THE PERIOD	$1,415,967	$(457,784)

See accompanying notes to the financial statements.

F-5

MU YAN (SHEN ZHEN) DIGITAL TECHNOLOGY CO., LTD

STATEMENTS OF CHANGES IN EQUITY(DEFICIT)

(In U.S. Dollars, except share data or otherwise stated)

FOR THE THREE MONTHS ENDED MARCH 31, 2020 (UNAUDITED) AND THE PERIOD ENDED DECEMBER 31, 2019 (AUDITED)

	Common Stock		(Accumulated Loss) Retained	Accumulated Other Comprehensive
	Shares	Amount	Profits	loss	Total deficit
Balance at September 30, 2019	-	$-	$-	$-	$-
Foreign currency translation	-	-	-	(2,841)	(2,841)
Net loss	-	-	(454,493)	-	(454,493)
Balance at December 31, 2019 (Audited)	-	$-	$(454,493)	$(2,841)	$(457,784)
Foreign currency translation	-	-	-	(11,500)	(11,500)
Net profit	-	-	1,427,467	-	1,427,467
Balance at March 31, 2020 (Unaudited)	-	$-	$972,524	$(14,341)	$958,183

See accompanying notes to the financial statements.

F-6

MU YAN (SHEN ZHEN) DIGITAL TECHNOLOGY CO., LTD

STATEMENTS OF CASH FLOWS

(In U.S. Dollars, except share data or otherwise stated)

FOR THE THREE MONTHS ENDED MARCH 31, 2020 (UNAUDITED) AND THE PERIOD ENDED DECEMBER 31, 2019 (AUDITED)

	March 31, 2020 (Unaudited)	December 31, 2019 (Audited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,427,467	$(454,943)
Adjustments for:	-	-
Depreciation	9,649	386
Operating profit before working capital changes:
(Increase) decrease in:
Tax Payable	158,566	-
Other receivables	(3,840)	(46,676)
Inventories	(236,974)	(569,820)
Other payables	702,891	1,670
Accrued salary	(1,686)	45,412
Down payment to suppliers	535,792	(573,784)
Advance from customers	(2,026,976)	2,495,075
Amount due from a related party	-	(213,681)
Net cash used in operating activities	564,889	683,639
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property, plant and equipment	(211,484)	(14,901)
Net cash used in investing activities	(211,484)	(14,901)

Effect of exchange rate changes on cash and cash equivalents	(14,932)	4,176
Net increase in cash and cash equivalents	338,473	672,914
Cash and cash equivalents at beginning of period	672,914	-
CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,011,387	$672,914
SUPPLEMENTAL CASH FLOW INFORMATION
Income tax paid	221,827	-

See accompanying notes to the financial statements.

F-7

MU YAN (SHEN ZHEN) DIGITAL TECHNOLOGY CO., LTD

NOTES TO THE FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND THE PERIOD DECEMBER 31, 2019

NOTE 1. DESCRIPTION OF THE BUSINESS AND ORGANIZATION

Mu Yan (Shen Zhen) Digital Technology Co., Ltd. (“Mu Yan Shenzhen”), was incorporated in PRC on September 30, 2019. Mu Yan Shenzhen is engaged in the manufacture and sale of backpacks which contain a digital screen for advertising purposes. Mu Yan Shenzhen operates primarily in the PRC.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements include the balances and results of operations of Mu Yan Shenzhen have been prepared pursuant to the rules and regulations of the U.S. Securities and Exchanges Commission (“SEC”) and in conformity with generally accepted accounting principles in the U.S. (“US GAAP”).

The accompanying financial statements are presented on the basis that Mu Yan Shenzhen is a going concern. The going concern assumption contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

Economic and Political Risks

Mu Yan Shenzhen’s operations are conducted in the PRC. Accordingly, Mu Yan Shenzhen’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

Mu Yan Shenzhen’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. Mu Yan Shenzhen’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation.

Foreign Currency Translation

The functional currency of Mu Yan Shenzhen is the Chinese Renminbi (“RMB”). All assets and liabilities are translated at exchange rates at the balance sheet date and revenue and expenses are translated at the average period exchange rates and equity is translated at historical exchange rates. Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of equity. The exchange rates utilized as follows:

	As of and for the period ended March 31, 2020	As of and for the period ended December 31, 2019
Period-end CNY¥ : US$1 exchange rate	6.98	6.98
Period-average CNY¥ : US$1 exchange rate	6.99	7.02

No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation.

F-8

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, related disclosures of contingent liabilities at the balance sheet date, and revenue and expenses in the financial statements and accompanying notes. Significant accounting estimates reflected in Mu Yan Shenzhen’s financial statements include the valuation allowance for deferred tax assets, economic lives and impairment of property, plant and equipment, allowance for doubtful accounts and etc.. Actual results could differ from those estimates and such differences could affect the results of operations reported in future periods.

Fair Value Measurement

Accounting Standards Codification (“ASC”) 820 “ Fair Value Measurements and Disclosures”, which defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The statement clarifies that the exchange price is the price in an orderly transaction between market participants to sell the asset or transfer the liability in the market in which the reporting entity would transact for the asset or liability, that is, the principal or most advantageous market for the asset or liability. It also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and that market participant assumptions include assumptions about risk and effect of a restriction on the sale or use of an asset.

This ASC establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2: Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability; and

Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

At December 31, 2019, Mu Yan Shenzhen has no financial assets or liabilities subject to recurring fair value measurements.

Mu Yan Shenzhen’s financial instruments include cash, accounts receivable, advances to suppliers, other receivables, accounts payable, other payables, taxes payables and related party receivables or payables. Management estimates that the carrying amounts of financial instruments approximate their fair values due to their short-term nature. The fair value of amounts with related parties is not practicable to estimate due to the related party nature of the underlying transactions.

Cash and Cash Equivalents

Mu Yan Shenzhen considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. All cash and cash equivalents relate to cash on hand and cash at the bank as of March 31, 2020 and December 31, 2019.

The RMB is not freely convertible into foreign currencies. Under the PRC Foreign Exchange Control Regulations and Administration of Settlement, Sales and Payment of Foreign Exchange Regulations, Mu Yan Shenzhen is permitted to exchange Renminbi for foreign currencies through banks that are authorized to conduct foreign exchange business.

F-9

Accounts Receivable

Financial instruments that potentially subject Mu Yan Shenzhen to concentrations of credit risk consist primarily of accounts receivable. Mu Yan Shenzhen extends credit to its customers in the normal course of business and generally does not require collateral. Mu Yan Shenzhen’s credit terms are dependent upon the segment, and the customer. Mu Yan Shenzhen assesses the probability of collection from each customer at the outset of the arrangement based on a number of factors, including the customer’s payment history and its current creditworthiness. If in management’s judgment collection is not probable, Mu Yan Shenzhen does not record revenue until the uncertainty is removed.

Management performs ongoing credit evaluations, and Mu Yan Shenzhen maintains an allowance for potential credit losses based upon its loss history and its aging analysis. The allowance for doubtful accounts is Mu Yan Shenzhen’s best estimate of the amount of credit losses in existing accounts receivable. Management reviews the allowance for doubtful accounts each reporting period based on a detailed analysis of trade receivables. In the analysis, management primarily considers the age of the customer’s receivable, and also considers the creditworthiness of the customer, the economic conditions of the customer’s industry, general economic conditions and trends, and the business relationship and history with its customers, among other factors. If any of these factors change, Mu Yan Shenzhen may also change its original estimates, which could impact the level of Mu Yan Shenzhen’s future allowance for doubtful accounts. If judgments regarding the collectability of receivables were incorrect, adjustments to the allowance may be required, which would reduce profitability.

Accounts receivable are recognized and carried at the original invoice amount less an allowance for any uncollectible amounts. An estimate for doubtful accounts receivable is made when collection of the full amount is no longer probable. Bad debts are written off as incurred. No allowance for doubtful accounts was made as of March 31, 2020 and December 31, 2019.

The current sales mode is for customers to make full payments in advance. Accordingly, there is no accounts receivables as of period ended March 31, 2020.

Inventories

Inventories consist of raw materials and finished goods and are stated at the lower of cost, determined on a weighted average basis, or net realizable value. Net realizable value is the estimated selling price in the ordinary course of business less the estimated cost of completion and the estimated costs necessary to make the sale. When inventories are sold, their carrying amount is charged to expense in the period in which the revenue is recognized. Write-downs for declines in net realizable value or for losses of inventories are recognized as an expense in the period the impairment or loss occurs. Mu Yan Shenzhen made no allowance for obsolete finished goods for the three months ended March 31, 2020 and the period ended December 31, 2019.

Property, plant and equipment

Property, plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over the assets’ estimated useful lives, using the straight-line method. Estimated useful lives of the property, plant and equipment are as follows:

Motor vehicles	4 years
Office equipment	3 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The cost of maintenance and repairs is charged to the statement of income as incurred, whereas significant renewals and betterments are capitalized.

F-10

Revenue Recognition

Recognition of Revenue

Revenue is generated through sale of goods. Revenue is recognized when a customer obtains control of promised goods and is recognized in an amount that reflects the consideration that Mu Yan Shenzhen expects to receive in exchange for those goods. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that Mu Yan Shenzhen expects to receive in exchange for those goods and services. Mu Yan Shenzhen applies the following five-step model in order to determine this amount:

(i)	identification of the promised goods in the contract;

(ii)	determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract;

(iii)	measurement of the transaction price, including the constraint on variable consideration;

(iv)	allocation of the transaction price to the performance obligations; and

(v)	recognition of revenue when (or as) Mu Yan Shenzhen satisfies each performance obligation.

Mu Yan Shenzhen only applies the five-step model to contracts when it is probable that Mu Yan Shenzhen will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, Mu Yan Shenzhen reviews the contract to determine which performance obligations Mu Yan Shenzhen must deliver and which of these performance obligations are distinct. Mu Yan Shenzhen recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, Mu Yan Shenzhen’s performance obligations are transferred to customers at a point in time, typically upon delivery.

Contract liabilities

A contract liability is the obligation to transfer goods to a customer for which Mu Yan Shenzhen has received consideration (or an amount of consideration is due) from the customer. If a customer pays consideration before Mu Yan Shenzhen transfers goods or services to the customer, a contract liability is recognized when the payment is made or the payment is due (whichever is earlier). Mu Yan Shenzhen’s contract liabilities comprise advances from customers, which are recognized as revenue when Mu Yan Shenzhen performs under the contract. The balance of advance from customers as of March 31, 2020 and December 31, 2019 are $471,412 and $2,510,657 respectively.

For all reporting periods, Mu Yan Shenzhen has not disclosed the value of unsatisfied performance obligations for all service revenue contracts with an original expected length of one year or less, which is an optional exemption that is permitted under the adopted rules.

Other Income and other expenses

Other income, and other expenses are recognized on an accrual basis in accordance with the substance of the relevant agreements.

Research and development expenses

Research and development expenses include payroll, employee benefits, and other operating expenses associated with research and platform development. To date, expenditures incurred between when the application has reached the development stage and when it is substantially complete and ready for its intended use have been inconsequential and, as a result, the Company did not capitalize any qualifying development costs in the accompanying financial statements.

Share Capital

Incremental costs directly attributable to the issue of ordinary shares are recognized as a deduction from equity.

Related party balances and transactions

A related party is generally defined as:

(i) any person that holds Mu Yan Shenzhen’s securities including such person’s immediate families,

F-11

(ii) Mu Yan Shenzhen’s management,

(iii) someone that directly or indirectly controls, is controlled by or is under common control with Mu Yan Shenzhen, or

(iv) anyone who can significantly influence the financial and operating decisions of Mu Yan Shenzhen.

A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

Income Taxes

Mu Yan Shenzhen accounts for income taxes using the asset and liability method prescribed by ASC 740 “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse.

Mu Yan Shenzhen does not have any material unrecognized tax benefits.

Mu Yan Shenzhen is governed by the Income Tax Laws of the PRC. The PRC federal statutory tax rate is 25%. Mu Yan Shenzhen files income tax returns with the relevant government authorities in the PRC. Mu Yan Shenzhen does not believe there will be any material changes in its unrecognized tax positions over the next 12 months.

Mu Yan Shenzhen’s policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense. Mu Yan Shenzhen does not have any accrued interest or penalties associated with any unrecognized tax benefits, nor was any interest expense recognized during the three months ended March 31, 2020 and the period ended December 31, 2019. Mu Yan Shenzhen’s effective tax rate differs from the PRC federal statutory rate primarily due to non-deductible expenses, temporary differences and preferential tax treatment.

Recently issued and adopted accounting pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The guidance supersedes existing guidance on accounting for leases with the main difference being that operating leases are to be recorded in the statement of financial position as right-of-use assets and lease liabilities, initially measured at the present value of the lease payments. For operating leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. For public business entities, the guidance is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early application of the guidance is permitted. In transition, entities are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. Mu Yan Shenzhen leased an office in Shenzhen, PRC, under operating leases which was terminated in June 2020, hence as of March 31, 2020 and December 31, 2019, the adoption of this standard did not have a material impact on Mu Yan Shenzhen’s operating results or cash flows and conclude there was no material impact to Mu Yan Shenzhen’s financial statement.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326), Measurement of Credit Losses on Financial Statements. This ASU requires a financial asset (or group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the amortized cost basis of the financial asset(s) to present the net carrying value at the amount expected to be collected on the financial asset. This Accounting Standards Update affects entities holding financial assets and net investment in leases that are not accounted for at fair value through net income. The amendments affect loans, debt securities, trade receivables, net investments in leases, off balance sheet credit exposures, reinsurance receivables, and any other financial assets not excluded from the scope that have the contractual rights to receive cash. For public business entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. All entities may adopt the amendments in this Update through a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective (that is, a modified-retrospective approach). Mu Yan Shenzhen is in the process of evaluating the impact of the adoption of this pronouncement on its financial statements.

F-12

Mu Yan Shenzhen reviews new accounting standards as issued. Management has not identified any other new standards that it believes will have a significant impact on Mu Yan Shenzhen’s financial statements.

NOTE 3. OTHER RECEIVABLES

Other receivables consisted of the following:

	March 31, 2020 (Unaudited)	December 31, 2019 (Audited)
Rental deposit	$42,342	$43,003
Others	7,693	3,964
Total	$50,035	$46,967

Mu Yan Shenzhen leases an office and pays an amount equal to two months’ rent as a security deposit.

NOTE 4. INVENTORIES

Inventories consist of the following:

	March 31, 2020 (Unaudited)	December 31, 2019 (Audited)
Raw materials	$13,717	-
Finished goods	784,745	$573,378
Total Inventories	$798,462	$573,378

There is no inventory allowance for the three months ended March 31, 2020 and the period ended December 31, 2019.

NOTE 5. DOWN PAYMENTS TO SUPPLIERS

Mu Yan Shenzhen has made advances to third-party suppliers. These advances are down payments according to the purchase agreements made to expedite the delivery and preferential prices for the materials and the parts for the goods that the Company sells.

F-13

NOTE 6. PROPERTY, PLANT AND EQUIPMENT

	March 31, 2020 (Unaudited)	December 31, 2019 (Audited)
Motor vehicles	$201,756	$-
Office equipment	21,746	14,994
Less: accumulated depreciation	(9,906)	(388)
Total	$213,596	$14,606

Depreciation expense for the three months ended March 31, 2020 and the period ended December 31, 2019 was $9,649 and $386. respectively.

NOTE 7. INCOME TAXES

Enterprise Income Tax (“EIT”)

Mu Yan Shenzhen operates in China and files tax returns in the Chinese jurisdictions which are subject to a tax rate of 25% for income generated and operations in China.

The full realization of the tax benefit associated with the carry forward depends predominantly upon Mu Yan Shenzhen’s ability to generate taxable income during the carry forward period.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before Mu Yan Shenzhen is able to realize their benefits, or that future deductibility is uncertain.

The reconciliation of income taxes computed at the PRC federal statutory tax rate applicable to the PRC, to income tax expenses are as follows:

	For the three months ended March 31,2020 (Unaudited)	For the period ended December 31,2019 (Audited)
PRC statutory tax rate	25%	25%
Temporary difference not recognized	(4)%	(25)%
Income tax expense	21%	-

	For the three months ended March 31,2020 (Unaudited)	For the period ended December 31,2019 (Audited)
PRC statutory tax rate	25%	25%
Computed expected benefits	$448,784	$(113,736)
Temporary difference not recognized	(81,115)	113,736
Income tax expense	$367,669	$-

F-14

Value Added Tax (“VAT”)

Pursuant to the Provisional Regulations on Value-Added Tax of the PRC and its implementation regulations, unless otherwise stipulated by relevant laws and regulations, any entity or individual engaged in the sales of goods, provision of processing, repairs and replacement services and importation of goods into China is generally required to pay a value-added tax, or VAT, for revenues generated from sales of products, while qualified input VAT paid on taxable purchases can be offset against such output VAT.

According to the Announcement on Relevant Policies for Deepening Value-added Tax Reform jointly promulgated by the Chinese Ministry of Finance, the State Administration of Taxation and the General Administration of Customs, which became effective on April 1, 2019, the taxable goods previously subject to VAT rates of 16% and 10% respectively become subject to lower VAT rates of 13% and 9% respectively starting from April 1, 2019. Our sales of goods are subject to VAT rates of 13%.

NOTE 8. RELATED PARTIES TRANSACTIONS

Mu Yan Shenzhen had the following balance with a related party:

(a)	Amount due from a related party

	Relationship	For the three months ended March 31, 2020 (Unaudited)	For the period ended December 31, 2019 (Audited)
Hang Zhou Huo Bao Bao AD and Media Co. Ltd.	Common shareholder of Winning Match Int’l Co., Ltd which is one of the shareholders of Mu Yan Samoa	$211,712	$215,017

The balance with related party is unsecured, non-interest bearing and repayable on demand.

(b) Transactions

	For the three months ended March 31, 2020 (Unaudited)	For the period ended December 31, 2019 (Audited)
Purchase products from a related party Hang Zhou Huo Bao Bao AD and Media Co. Ltd.	-	569,820

NOTE 9. RESERVES

Statutory reserve

In accordance with the relevant laws and regulations of the PRC, Mu Yan Shenzhen established in the PRC is required to transfer 10% of its annual profit after taxation prepared in accordance with the accounting regulations of the PRC to the statutory reserve until the reserve balance reaches 50% of Mu Yan Shenzhen’s paid-up capital. Such reserve may be used to offset accumulated losses or increase the registered capital of Mu Yan Shenzhen, subject to the approval from the PRC authorities, and are not available for dividend distribution to the shareholders. There is no such reserve provided for the three months ended March 31, 2020 and the period ended December 31, 2019.

F-15

Currency translation reserve

The currency translation reserve represents translation differences arising from translation of foreign currency financial statements into Mu Yan Shenzhen’s functional currency.

NOTE 10. COMMITMENTS AND CONTINGENCIES

Operating lease commitments

Mu Yan Shenzhen leased an office in Shenzhen, the PRC, under operating leases which were terminated in June 2020. Rent expense for the three months ended March 31, 2020 and the period ended December 31, 2019 was $64,349 and $65,574 respectively.

The future minimum lease payments under non-cancellable operating leases in respect of Mu Yan Shenzhen’s office are as follows:

Within 1 year	$64,349
Total	$64,349

NOTE 11. SUBSEQUENT EVENTS

The outbreak of the novel coronavirus (“COVID-19”) in January 2020 could have resulted in interruption of the Company’s business. There is uncertainty around the breadth and duration of business disruptions related to COVID-19, as well as its impact on the Chinese economy and, as such, Mu Yan Shenzhen is unable to determine if COVID-19 will have a material impact to its operations.

Mu Yan Shenzhen became a wholly-owned subsidiary of Mu Yan (Shenzhen) Media Technology Co., Ltd. on July 1, 2020.

Mu Yan (Shenzhen) Media Technology Co., Ltd. (“Mu Yan WFOE”), a wholly-owned subsidiary of Mu Yan HK, was incorporated in PRC on June 10, 2020.

Mu Yan (Hong Kong) Technology Co., Limited, (“Mu Yan HK”), a wholly-owned subsidiary of Mu Yan Samoa, was incorporated in Hong Kong of China on January 10, 2020. On June 1, 2020, Mu Yan Samoa entered into an equity transfer agreement with the shareholder of Mu Yan HK, under which Mu Yan Samoa agreed to pay total consideration of HKD 1,000 (approximately $128.21) in cash in exchange for a 100% ownership interest in Mu Yan HK.

Mu Yan Technology Holding Co., Ltd (“Mu Yan Samoa”) was incorporated in the Independent State of Samoa on April 2, 2020. Mu Yan, together with its subsidiaries is engaged in mobile ad backpack business.

Lepota Inc. (“Lepota” or “Registrant”) was incorporated under the laws of the State of Nevada on December 9, 2013. It has a fiscal year-end of July 31.

On August 12, 2020, Lepota entered into a Share Exchange Agreement (the “Exchange Agreement”), with Mu Yan Samoa, and shareholders who together own shares constituting 100% of the issued and outstanding shares of Mu Yan Samoa and listed in Annex I to the Exchange Agreement (the “Sellers”). Pursuant to the terms of the Exchange Agreement, the Sellers transferred to Lepota all of their shares of Mu Yan Samoa in exchange for the issuance of 300,000,000 shares (the “Shares”) of Lepota’s common stock (representing approximately 98% of the Company’s outstanding common stock upon issuance) (the “Acquisition”). The Acquisition is accounted for as a reverse merger because on a post-merger basis, the former shareholders of Mu Yan Samoa held a majority of Lepota’s outstanding ordinary shares on a voting and fully diluted basis.

Except for events discussed above, there are no other subsequent events have occurred that would require recognition or disclosure in the financial statements.

F-16

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item 9.01(b) are set forth below beginning on page F-17.

LEPOTA, INC.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED

APRIL 30, 2020

F-17

LEPOTA, INC.

TABLE OF CONTENTS

Pages
Unaudited Pro Forma Condensed Combined Balance Sheet	F-19
Unaudited Pro Forma Condensed Combined Income Statement	F-20
Notes to Unaudited Pro Forma Condensed Combined Financial Statements	F-21 – F-23

F-18

LEPOTA, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF APRIL 30, 2020

	LEPOTA INC.	MU YAN SAMOA	Pro Forma Adjustments		Notes	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$-	$398,386	$			$398,386
Down payment to suppliers	-	24,606				24,606
Other receivables	-	269,601				269,601
Inventory, net	-	1,521,045				1,521,045
Amount due from a related party	-	212,552				212,552
Total current assets	-	2,426,190				2,426,190

Non-current assets:
Property, plant and equipment, net	-	210,447				210,447
Total non-current assets	-	210,447				210,447
Total assets	$-	$2,636,637	$			$2,636,637

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	-	650,145				650,145
Advance from customers	-	21,255				21,255
Accrued salary	-	56,343				56,343
Other payables	11,616	100,586				112,202
Income tax payables		178,826				178,826
Total current liabilities	11,616	1,007,155				1,018,771
Total liabilities	$11,616	$1,007,155	$			$1,018,771

EQUITY
Share capital	$307,430	$300,000		$(300,000)	(a)	$307,430
Additional paid in capital	(263,298)	(300,000)		244,252	(a)	(319,046)
Foreign currency translation reserve	-	(11,159)				(11,159)
(Accumulated deficit)Retained profit	(55,748)	1,640,641		55,748	(a)	1,640,641
Total (deficit)equity	(11,616)	1,629,482				1,617,866
Total liabilities and equity	$-	$2,636,637		$-		$2,636,637

See accompanying notes to unaudited pro forma combined financial statements.

F-19

LEPOTA, INC.

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

FOR THE INTERIM PERIOD ENDED APRIL 30, 2020

	LEPOTA INC.	MU YAN SAMOA	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenue	$-	$5,239,300	$		$5,239,300
Cost of revenue	-	(1,868,253)			(1,868,253)
Gross profit	-	3,371,047			3,371,047

Selling and marketing expenses	-	(479,577)			(479,577)
General and administrative expense	(19,098)	(359,793)			(378,891)
Research and development expenses	-	(377,890)			(377,890)
Total operating expenses	(19,098)	(1,217,260)			(1,236,358)
Other income, net	-	33,735			33,735
(Loss)income before income tax	(19,098)	2,187,522			2,168,424

Income tax	-	(546,881)			(546,881)
Net (loss)profit	(19,098)	1,640,641			1,621,543

Foreign currency translation differences	-	(11,159)			(11,159)
Total comprehensive (loss)profit for the year	(19,098)	1,629,482			1,610,384

Loss per share:
Basic and diluted (loss)profit per share	(0.00)				0.01

Basic and diluted weighted average shares outstanding	307,430,000				307,430,000

See accompanying notes to unaudited pro forma combined financial statements

F-20

LEPOTA INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

NOTE 1. Organization and Principal Activities

Lepota Inc. (the “Company” or “Lepota” or “Registrant”) was incorporated under the laws of the State of Nevada on December 9, 2013. Our primary business is in the import of cosmetics into the Russian Federation and distribution of the products through shops and drugstores. Company’s contact address is 5348 Vegas Dr. Las Vegas, NV 89108. We have a fiscal year-end of July 31.

On February 18, 2020, as a result of a private transaction, 5,000,000 shares of our common stock (the “Shares”) were transferred from Rene Lawrence to certain purchasers, including Zhao Lixin who became a 53.8% holder of the voting rights of the Company at the time. The consideration paid for the Shares, which represented 67.3% of the issued and outstanding share capital of the Company on a fully-diluted basis, was $257,160. The source of the cash consideration for the Shares was personal funds of the Purchasers.

On April 14, 2020, the Company filed a Certificate of Amendment with the Secretary of State of the State of Nevada to amend the Articles of Incorporation of the Company by increasing the authorized common stock of the Company from 75,000,000 shares to 500,000,000 shares.

Mu Yan Technology Holding Co., Ltd (“Mu Yan Samoa”) was incorporated in the Independent State of Samoa on April 2, 2020. Mu Yan, together with its subsidiaries is engaged in mobile ad backpack business.

Mu Yan (Hong Kong) Technology Co., Limited, (“Mu Yan HK”), a wholly-owned subsidiary of Mu Yan Samoa, was incorporated in Hong Kong of China on January 10, 2020. On June 1, 2020, Mu Yan Samoa entered into an equity transfer agreement with the shareholder of Mu Yan HK, under which Mu Yan Samoa agreed to pay total consideration of HKD 1,000 (approximately $128.21) in cash in exchange for a 100% ownership interest in Mu Yan HK.

Mu Yan (Shenzhen) Media Technology Co., Ltd. (“Mu Yan WFOE”), a wholly-owned subsidiary of Mu Yan HK, was incorporated in PRC on June 10, 2020.

Mu Yan (Shenzhen) Digital Technology Co., Ltd. (“Mu Yan Shenzhen”) was incorporated in PRC on September 30, 2019 and became a wholly-owned subsidiary of Mu Yan WFOE on July 1, 2020. Mu Yan Shenzhen sells its mobile ad backpacks to consumers in the PRC and worldwide and operates primarily out of the PRC. Mu Yan Shenzhen was controlled by the same owner immediately prior to its acquisition by Mu Yan HK. As these transactions are between entities under common control, the Company has reported the results of operations for the periods in a manner similar to a pooling of interests and has consolidated financial results since the initial date in which the above companies were under common control. Assets and liabilities were combined on their carrying values and no recognition of goodwill was made.

On August 12, 2020, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”), with Mu Yan Technology Holding Co., Ltd, a limited liability company incorporated in Samoa (“Mu Yan Samoa”), and shareholders who together own shares constituting 100% of the issued and outstanding shares of Mu Yan Samoa and listed in Annex I to the Exchange Agreement (the “Sellers”). Pursuant to the terms of the Exchange Agreement, the Sellers transferred to the Company all of their shares of Mu Yan Samoa in exchange for the issuance of 300,000,000 shares (the “Shares”) of the Company’s common stock (representing approximately 98% of the Company’s outstanding common stock upon issuance) (the “Acquisition”). The Acquisition is accounted for as a reverse merger because on a post-merger basis, the former shareholders of Mu Yan Samoa held a majority of our outstanding ordinary shares on a voting and fully diluted basis.

F-21

NOTE 2. Summary of Significant Accounting Policies

Basis of presentation

These pro forma combined financial statements, accompanying notes, and related disclosures have been prepared on an as-if basis assuming that the Acquisition has been in effect since the beginning of the period present in the results of operations by combining the historical financial statements of the entities and eliminating any intercompany balances. Goodwill would not be recognized in this transaction, and the carrying values of the Company and Mu Yan Samoa are their respective historical values. Actual results combined results may have differed from those presented herein.

These financial statements have been prepared using the accrual basis of accounting in accordance with the generally accepted accounting principles in the United States (“GAAP”). The Company’s fiscal year end is July 31 and the financial statements are presented in US dollars.

These unaudited pro forma condensed combined financial statements are presented for illustrative purposes only. Such information is not necessarily indicative of the operating results or financial position that would have occurred had the acquisition been completed at the dates indicated or what would be any future periods.

The accompanying financial statements are presented on the basis that the Company is a going concern. The going concern assumption contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

Use of estimates

The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ materially from those estimates.

Foreign currency translation and re-measurement

The Company translates its foreign operations to the U.S. dollar in accordance with ASC 830, “Foreign Currency Matters”.

The reporting currency for the Company and its subsidiaries is the US dollar. The Company’s functional currency is the U.S. dollar; Mu Yan Samoa, Mu Yan HK, Mu Yan WFOE and Mu Yan Shenzhen use the Chinese Renminbi (“RMB”) as their functional currency.

All assets and liabilities are translated at exchange rates at the balance sheet date and revenue and expenses are translated at the average yearly exchange rates and equity is translated at historical exchange rates. Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of equity.

Transactions in currencies other than the functional currencies during the year are converted into the applicable functional currencies at the applicable rates of exchange prevailing at the dates of the transactions. Exchange gains and losses are recognized in the consolidated statements of operations.

The exchange rates utilized as follows:

2020
Period-end RMB exchange rate	7.06
Average interim RMB exchange rate	7.01

No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation.

F-22

NOTE 3. Proforma Adjustments

The pro forma adjustments are based on management preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information, which represent (1) share exchange exercise of 300,000,000 newly-issued shares of Common Stock of the Registrant, and (2) removing the Registrant’s accumulated deficit and adjusting equity for recapitalization.

NOTE 4. EARNINGS PER SHARE

The following table illustrates the calculation of pro forma profit per share:

For the period ended April 30, 2020
Pro forma net profit	$1,610,384

Weighted-average shares outstanding:
Pro forma shares	307,430,000

Earnings per share
Basic and diluted	$0.01

F-23

(d) Exhibits.

Exhibit No.	Description

2.1	Stock Exchange Agreement by and among the Company, Mu Yan Technology Holding Co., Ltd and the Sellers dated August 12, 2020.
3.1	Articles of Incorporation of Lepota, Inc.*
3.2	Amendment of Articles of Incorporation of Lepota, Inc.**
3.2	Bylaws of Lepota, Inc.*
10.1	Office Lease Contract of Mu Yan (Shen Zhen) Digital Technology Co., Ltd.
10.2	Employment Agreement of Feng Wanning
10.3	Employment Agreement of Sun Chenchen
21.1	Subsidiaries***

*Incorporated by reference to the Registration Statement on Form S-1, filed on September 18, 2014.

**Incorporated by reference to the Current Report on Form 8-K, filed on April 20, 2020.

***Incorporated by reference to Item 2.01 of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lepota, Inc.

By:	/s/ Zhao Lixin
Name:	Zhao Lixin
Title:	Chief Executive Officer
Dated:	August 12, 2020